EXHIBIT 99.1


                         VALCOR REPORTS HIGHER EARNINGS


    DALLAS, TEXAS . . October 25, 1994 . . Valcor, Inc.'s operating income for the third quarter of 1994 increased 32% to $17.6 million on a 3% increase in sales to $95.2 million. For the nine-month year-to-date period, operating income was up 30% to $48.3 million, while sales increased 7% to $278.4 million. The Company's year-to-date operating margin increased to 17%, up from 14% in 1993, as higher selling prices for medium density fiberboard, the Company's principal forest product, were a major contributor to the improvement in earnings.

    The Company's higher operating earnings more than offset the higher 1994 interest expense resulting from the Company's recapitalization completed during the third and fourth quarters of 1993. The Company's net income increased 39% to $9.0 million for the third quarter and increased 10% to $22.3 million for the first nine months of the year.

    Valcor, Inc., a wholly-owned subsidiary of Valhi, Inc. (NYSE:VHI), is engaged in the forest products, hardware products and fast food industries. In connection with the registration of its 95/8% Senior Notes Due 2003, Valcor files periodic reports with the Securities and Exchange Commission.

                                    * * * * *
                                  VALCOR, INC.

                       SUMMARY OF CONSOLIDATED OPERATIONS

                                   (UNAUDITED)

                                  (IN MILLIONS)


                                                    Three months ended           Nine months ended
                                                       September 30,                September 30,
                                                           1993        1994             1993         1994

Net sales
  Forest products                                         $48.2       $49.6            $131.7       $143.0
  Hardware products                                        16.2        17.0              46.6         52.5
  Fast food                                                28.0        28.6              81.4         82.9

                                                          $92.4       $95.2            $259.7       $278.4

Operating income
  Forest products                                         $ 6.8       $10.8            $ 19.6       $ 27.5
  Hardware products                                         4.2         4.6              11.2         14.7
  Fast food                                                 2.2         2.2               6.2          6.1

    Total operating income                                 13.2        17.6              37.0         48.3

Interest expense                                           (1.3)       (4.3)             (3.2)       (12.9)
Other, net                                                  -           (.1)               .5          (.1)

    Income before income taxes                             11.9        13.2              34.3         35.3

Provision for income taxes                                  5.4         4.2              14.0         13.0

      Net income                                          $ 6.5       $ 9.0            $ 20.3       $ 22.3


                                  VALCOR, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)


                                                                    December 31,         September 30,
                                                                        1993                 1994
                                                                                          (Unaudited)

Current assets                                                              $ 70.6                 $ 77.7
Timber and timberlands                                                        51.9                   53.1
Other noncurrent assets                                                       33.2                   31.9
Property and equipment                                                       116.8                  141.5

                                                                            $272.5                 $304.2


Current liabilities                                                         $ 46.7                 $ 59.9
Long-term debt                                                               185.7                  185.1
Other noncurrent liabilities                                                  26.2                   28.9
Stockholder's equity                                                          13.9                   30.3

                                                                            $272.5                 $304.2


                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

                  NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1994
                                   (UNAUDITED)

                                  (IN MILLIONS)

                                                                                           1993        1994

Cash provided (used) by:
  Operating activities                                                                    $ 35.9      $ 41.3
  Investing and financing activities:
    Capital expenditures                                                                   (15.9)      (37.8)
    Net borrowings                                                                          56.8         6.3
    Dividends                                                                              (73.9)       (5.8)
    Other, net                                                                               (.5)        (.3)

Net cash provided                                                                         $  2.4      $  3.7
